BATCHER, ZARCONE & BAKER, LLP
                          -----------------------------
                                ATTORNEYS AT LAW


SOUTH BAY OFFICE                                                KAREN A. BATCHER
4190 BONITA ROAD, SUITE 205                                  kbatcher@bzblaw.com
BONITA, CALIFORNIA 91902                                           -------------
TELEPHONE:    619.475.7882                                  ADDITIONAL SAN DIEGO
FACSIMILE:       619.789.6262                                      OFFICES


                                February 27, 2006


Board of Directors
Nova Resources, Inc.
7251 West Lake Meade Blvd., Suite 300
Las Vegas, NV 89128



Re:      Legal Opinion Pursuant to SEC Form SB-2
         Registration Statement -Nova Resources, Inc. (SEC File No. 333-125695)


Dear Sirs:

        At your request, we are rendering this opinion in connection with a proposed sale by 33 individual shareholders (the "Selling Shareholders"), of Nova Resources, Inc. (the "Company") of up to 5,700,000 shares of common stock, $.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2.

         I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Pursuant to ss.228.601 (Item 601) of Regulation S-B, I make the following opinion on the legality of the securities being registered. Based on such examination and the applicable laws of the State of Nevada, I am of the opinion that 5,700,000 shares of Common Stock to be sold by the Selling Shareholders are duly authorized shares of Common Stock which have been legally issued, fully paid and non-assessable. I am also of the opinion that the Shares, when sold after the effectiveness of the Registration Statement, will be validly issued, fully paid and non-assessable.

                                                Regards,
                                                BATCHER ZARCONE & BAKER, LLP

                                                /s/ Karen A. Batcher

                                                Karen A. Batcher, Esq.



                                 Mailing Address
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